NewBridge Global Ventures Expands Corporate Management Team

Alameda, California, January 17, 2019 -- NewBridge Global Ventures, Inc. (“NewBridge” or the “Company”), (OTCQB: NBGV), a company focused on the emerging and dynamic legal and regulated cannabis industry, today announced that it has expanded its corporate management team with the appointments of Dr. John MacKay as Chief Technology Officer (“CTO”), Patrick P. Tang as Chief Compliance Officer (“CCO”) and Sandra Ribble as Corporate Controller of Newbridge Global Ventures.

“Newbridge Global Ventures is building a world class executive team to ensure that we continue to operate at the highest quality and compliance standards in the highly regulated cannabis industry,” said Bob Bench, Interim President of NewBridge Global Ventures. “With ten operating subsidiaries in our vertically integrated corporate structure, it was important to add highly experienced professionals such as John, Pat, and Sandra to oversee technology, compliance and financial governance, key areas for excellence as we continue to scale our operations. We look forward to their contributions in these important positions and welcome them to the NewBridge corporate team.”

As Corporate CTO, Dr. MacKay will oversee the implementation of the oil extraction process and new extraction technologies in NewBridge’s wholly owned subsidiaries and any joint ventures in which NewBridge may participate.  In addition, Dr. MacKay will represent the company as an industry expert. He will also retain his position as President of Elevated Education, Inc. a wholly owned subsidiary of NewBridge. Dr. MacKay has been serving as President of 5Leaf, LLC, a wholly owned subsidiary of NewBridge, where he will continue to oversee extraction activities. Ellen Gee; who has been serving as Controller of 5Leaf, will now assume the position of President, which will allow Dr. MacKay to expand his CTO responsibilities.

Dr. MacKay is a widely recognized scientific expert in sub and supercritical fluid for chromatography and extraction within the botanical space and his career has included many roles in innovative product development. Dr. MacKay is currently a contributing journalist of Extraction Magazine, a cannabis extraction publication, and Terpenes and Testing Magazine, a publication serving the cannabis industry with cannabis news and science on horticulture, extraction and testing labs. Dr. MacKay earned his B.A. in Chemistry from St. Lawrence University and his Ph.D. from the University of Vermont in Inorganic Chemistry focused on the synthesis of cancer fighting compounds.

Patrick Tang has over 28 years of leadership experience in senior roles in business development, R&D, technology, engineering, manufacturing, business strategy, and general management in the technology sector. He has held senior management positions in business development, technology sales, operations, engineering, with companies including MacDermidAlpha-Compugraphics, TCE, JCET-STATSChipPAC, Ultratech, IPEC, Perkin-Elmer and Syntex. As CCO, Mr. Tang will oversee all compliance related to the myriad of regulations and licensing requirements in the cannabis industry. He earned an MBA from the University of San Francisco and is a licensed Professional Chemical Engineer with technical training in chemistry, chemical engineering and microelectronics and has taught at the graduate level in business management at the University of Phoenix.

Sandra Ribble, CPA, is a senior financial executive with over 20 years’ in the consulting practice of Tatum, a Ranstad company, that specializes in assisting publicly traded companies implement and administrate financial governance procedures and practices. Her experience includes CFO and controllership in international public, emerging growth and family-owned companies across virtually all industries. Ms. Ribble has deep expertise with SEC quarterly and annual reporting, internal controls, Mergers, Acquisitions & Divestitures, cash management, financial leadership, and change management. Ms. Ribble earned her B.A. in Business Administration, with a concentration in Accounting from California State University, Sacramento and her Master’s degree in Finance from Golden Gate University, San Francisco. She is a currently active, licensed CPA in California.

About NewBridge Global Ventures

NewBridge Global Ventures, Inc.  (OTCQB: NBGV) is a US public company acquiring and currently operating a vertically integrated portfolio of California cannabis and hemp companies. Our vertical structure includes: genetics, cloning, cultivation, manufacturing, distribution, consulting services to industry entrepreneurs, and education for medical professionals. We believe by focusing on compliance, industry best practices, standardization, and corporate governance, NewBridge Global Ventures, Inc. will be squarely positioned for rapid sales growth in the legal California cannabis and industrial hemp Industry. For more information go to: www.newbridgegv.com

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts:

Bob Bench, Interim President

bob@newbridgegv.com

801-362-2115

Investors:

Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

646.762.4518